UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):                                   July 13, 2005

The Titan Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-6035	95-2588754
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3033 Science Park Drive

San Diego, California  92121-1199

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code:                                                           (858) 552-9500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

As previously disclosed, on June 2, 2005, The Titan Corporation (“Titan”), L-3 Communications Corporation (“L-3”) and Saturn VI Acquisition Corp. (“Merger Sub”) entered into an Agreement and Plan of Merger (as amended on June 28, 2005, the “Merger Agreement”), pursuant to which Merger Sub will be merged with and into Titan, with Titan continuing as the surviving corporation and a wholly-owned subsidiary of L-3 (the “Merger”).  One of the conditions to completing the Merger was early termination or expiration of the waiting period required by the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the rules and regulations promulgated thereunder (the “HSR Act”).

On July 14, 2005, Titan announced that the waiting period required by the HSR Act in connection with the Merger expired on July 13, 2005.  The press release of Titan announcing this expiration is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits

(c)  Exhibits:

99.1     Press Release, dated July 14, 2005, of The Titan Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

THE TITAN CORPORATION

By	/s/ Mark W. Sopp
Name: Mark W. Sopp
Title: Chief Financial Officer

Date:  July 15, 2005

EXHIBIT INDEX

Exhibit:

99.1	Press Release, dated July 14, 2005, of The Titan Corporation.